SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2003 (August 4, 2003)

RITE AID CORPORATION

(Exact Name of Registrant as specified in charter)

Delaware	1-5742	23-1614034

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania	17011

(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, including area code)	(717) 761-2633

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On August 4, 2003, Rite Aid Corporation amended and restated its new $1.85 billion senior secured credit facility due April 2008, resulting in a lower interest rate on the term loan borrowings under the facility. The senior secured credit facility, which was entered into in May 2003, consists of a $1.15 billion term loan and a $700 million revolving credit facility. The interest rate on the term loan borrowings under the facility has been reduced by 0.5 percent.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Credit Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003, as further amended and restated as of August 4, 2003, among Rite Aid Corporation, the Lenders named therein, Citicorp North America, Inc. as Administrative Agent and Collateral Processing Co-Agent, and JPMorgan Chase Bank, as Syndication Agent and Collateral Processing Co-Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated:	August 6, 2003	By:	/s/ Robert S. Sari

		Name:	Robert S. Sari
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Credit Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003, as further amended and restated as of August 4, 2003, among Rite Aid Corporation, the Lenders named therein, Citicorp North America, Inc. as Administrative Agent and Collateral Processing Co-Agent, and JPMorgan Chase Bank, as Syndication Agent and Collateral Processing Co-Agent.